UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 16, 2010
CREDIT ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	000-20202	38-1999511

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25505 West Twelve Mile Road, Southfield, Michigan	48034-8339

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 248-353-2700
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
The information set forth below under Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On June 16, 2010, Credit Acceptance Corporation (referred to as the “Company”, “we”, “our”, or “us”) executed the Fourth Amended and Restated Loan and Security Agreement (“Warehouse Amendment”), dated as of June 16, 2010 among us, CAC Warehouse Funding Corporation II (“Warehouse Funding”), Variable Funding Capital Company LLC, Wells Fargo Securities, LLC, and Wells Fargo Bank, National Association. The Warehouse Amendment extends the commitment termination date of the $325.0 million warehouse facility from August 23, 2010 to June 15, 2013. The interest rate was reduced from a floating rate equal to the commercial paper rate plus 5% to the commercial paper rate plus 3.5%. The Warehouse Amendment also eliminated the weighted average performing advance rate test (which measured the ratio between the borrowing base used in order to determine the level of funding available under the facility and the amount of non-defaulted eligible contracts pledged under the facility) as an amortization and termination event and now considers this test in determining the amount of the borrowing base. In addition, the time period within which we are required to effect a mandatory refinancing of the facility was extended from 364 days to 546 days. Prior to the execution of the Warehouse Amendment, in the event that the facility was not renewed and we were in compliance with the terms and conditions of the agreement, the facility would amortize for twelve months. During such time, the outstanding debt would have been paid down through the collections on the contributed assets. At the end of the twelve-month period, the balance of the facility would have been due and payable. Under the Warehouse Amendment, provided that we are in compliance with the terms of the agreement, such twelve-month period was eliminated and the debt outstanding under the facility would be paid down through collections on the contributed assets.
The description of the Warehouse Amendment contained in this report is qualified in its entirety by reference to the complete text of the Warehouse Amendment, a copy of which is filed as Exhibit 4(f)(135) to this Current Report on Form 8-K and incorporated herein by reference. The Warehouse Amendment is also summarized in a press release issued by us on June 18, 2010, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01.	Other Events.
On June 18, 2010, we issued a press release announcing (i) the execution of the Warehouse Amendment, (ii) the commencement of a self tender offer to purchase up to 4,000,000 shares of our outstanding common stock, and (iii) certain operating results for the two and five months ended May 31, 2010. The press release is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

4(f)(135)	Fourth Amended and Restated Loan and Security Agreement, dated as of June 16, 2010 among the Company, CAC Warehouse Funding Corporation II, Variable Funding Capital Company LLC, Wells Fargo Securities, LLC, and Wells Fargo Bank, National Association.

99.1	Press Release dated June 18, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT ACCEPTANCE CORPORATION
By:	/s/ Douglas W. Busk
Douglas W. Busk
Senior Vice President and Treasurer June 18, 2010

EXHIBIT INDEX

Exhibit No.	Description
4(f)(135)	Fourth Amended and Restated Loan and Security Agreement, dated as of June 16, 2010 among the Company, CAC Warehouse Funding Corporation II, Variable Funding Capital Company LLC, Wells Fargo Securities, LLC, and Wells Fargo Bank, National Association.

99.1	Press Release dated June 18, 2010.